                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               CONVERA CORPORATION
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

     2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

     5) Total fee paid:
        ________________________________________________________________________

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ________________________________________________________________________

     2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

     3) Filing Party:
        ________________________________________________________________________

     4) Date Filed:
        ________________________________________________________________________

                               CONVERA CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on July 18, 2006

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Convera Corporation, a Delaware corporation ("Convera" or the "Company"), will be held at Convera's corporate headquarters, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, at 10:00 a.m. local time, on Tuesday, July 18, 2006 for the following purposes:

     1. To elect eleven directors of the Company for terms expiring at the 2007 Annual Meeting.

     2.   To approve an amendment of the 2000 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on May 26, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        -----------------------------------
                                        John R. Polchin
                                        Executive Vice President,
                                        Chief Financial Officer, Treasurer
                                        & Secretary

Dated: May 31, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD

                               CONVERA CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

                    Annual Meeting of Stockholders to be Held
                                on July 18, 2006

                                 PROXY STATEMENT

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Convera Corporation, a Delaware corporation (the "Company" or "Convera"), of proxies for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, July 18, 2006 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at Convera Corporation's corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to stockholders on or about June 16, 2006.

     The Board of Directors has fixed May 26, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. On that day, there were outstanding 52,533,457 shares of Convera Class A common stock and approximately 952 holders of record.

     A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

     Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the enclosed form of proxy for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld) and for the amendment to the 2000 Stock Option Plan described in Item 2 herein.

     Convera's Annual Report for the fiscal year ended January 31, 2006 is enclosed with this Proxy Statement for each stockholder.

                                     ITEM 1

                              ELECTION OF DIRECTORS

GENERAL

     Eleven individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

     The persons named in the proxy, who have been designated by the Company's management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Information regarding each nominee for director is set forth in the following table.

Name                   Age   Position
----                   ---   --------

Ronald J. Whittier      70   Chairman

Patrick C. Condo        49   President, Chief Executive Officer and Director

Herbert A. Allen        66   Director

Herbert A. Allen III    38   Director

Stephen D. Greenberg    57   Director

Eli S. Jacobs           68   Director

Donald R. Keough        79   Director

Ajay Menon              44   Director

Sydney Pollack          71   Director

Carl J. Rickertsen      46   Director

Jeffrey White           58   Director

     Ronald J. Whittier has been Chairman of the Company since the effective date of the business combination transaction (the "Combination") of the former Excalibur Technologies Corporation ("Excalibur") and Intel Corporation's ("Intel") Interactive Media Services division which created the Company on December 21, 2000 and was Chief Executive Officer from December 21, 2000 through April 5, 2001. Mr. Whittier is a founder and Chairman of TechFutures, a non-profit school, and has held that position since 1999. Mr. Whittier formerly held the position of Senior Vice President of Intel and General Manager of Intel's Interactive Media Services division from 1999 until December 21, 2000. From 1995 to 1999, he was responsible for coordinating Intel's various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

     Patrick C. Condo has been President and a director of the Company since the effective date of the Combination on December 21, 2000 and was appointed to the additional position of Chief Executive Officer on April 5, 2001. Mr. Condo was formerly President and Chief Executive Officer of Excalibur since November 1995 and a director since January 1996, in each case through the effective date of the Combination. Mr. Condo was President of Excalibur from May 1995 to November 1995. He became Executive Vice President of Excalibur in January 1995 after serving as the Director of Business Development from November 1992.

     Herbert A. Allen has been a director of the Company since the effective date of the Combination on December 21, 2000 and was a director of Excalibur since June 2000. He has been President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, a privately-held investment firm, for more than the past five years. He is a member of the Board of Directors of The Coca-Cola Company. He is the father of Herbert A. Allen III.

     Herbert A. Allen III has been a director of the Company since January 2002. He has been President of Allen & Company LLC, an investment banking firm and broker-dealer affiliated with Allen & Company Incorporated, since September 2002. Prior to that, he was a Vice-President and later an Executive Vice President and a Managing Director of Allen & Company Incorporated since 1993. Prior to 1993, Mr. Allen was employed by T. Rowe Price, an investment management firm, and Botts & Company Limited, a funds management and investment company. He is the son of Herbert A. Allen.

     Stephen D. Greenberg has been a director of the Company since August 2001. He has been a Managing Director of Allen & Company LLC since September 2002 and a Managing Director of Allen & Company Incorporated from January 2002 through August 2002. Prior to that, he served as Chairman of Fusient Media Ventures, Inc., a company focused on investing in and building branded media and sports properties, since 2000. Mr. Greenberg was a private investor from 1998 to 1999. From 1994 to 1998, Mr. Greenberg was President of Classic Sports Network, a cable sports network. He is a member of the Board of Directors of The Topps Company, Inc., a sports cards and confectionery products company.

     Eli S. Jacobs has been a director of the Company since February 2002. He has been a private investor for more than the past five years.

     Donald R. Keough has been a director of the Company since January 2002. He was Chairman of Excalibur from June 1996 until the Combination. Since 1993, Mr. Keough has been Chairman of DMK International, an investment company, and of Allen & Company Incorporated. Mr. Keough has also been Chairman of Allen & Company LLC since September 2002. Mr. Keough also serves on the Board of Directors of Berkshire Hathaway Inc., The Coca-Cola Company and InterActiveCorp.

     Ajay Menon has been a director of the Company since December 2005. Mr. Menon has served as the Dean of the College of Business at Colorado State University since July 2002. Mr. Menon, who has taught at the College of Business at Colorado State University since 1991, served as the Associate Dean of Academic and Executive Program for the three years preceding his appoint as Dean. Mr. Menon received his bachelor's in chemistry from the University of Bombay in India in 1982, his master's in business administration from the University of Texas in 1986 and his doctorate in marketing from the University of North Texas-Denton in 1991.

     Sydney Pollack has been a director of the Company since December 2005. Mr. Pollack is a film director, producer, and actor whose work over the past 30 years has earned 46 Academy Award nominations. He is the Chief Executive Officer of Mirage Enterprises, a producer of films. He serves on the boards of KCET, public broadcasting of Los Angeles, and the Motion Picture Television Fund. He is a founding member of the Sundance Institute and the Chairman Emeritus of the American Cinematheque.

     Carl J. Rickertsen has been a director of the Company since April 2003. Since January 2004, Mr. Rickertsen has been a Managing Partner at Pine Creek Partners, an investment firm. From 1994 to 2003, Mr. Rickertsen was Chief Operating Officer of Thayer Capital, an investment firm. He also serves on the Board of Directors of MicroStrategy Incorporated, a software company, United Agri-Products, a distributor of farm products and Homeland Security Capital Corporation, a consolidator in the homeland security industry.

     Jeffrey White has been a director of the Company since May 2003. Since February 2003, Mr. White has been President of Fare Play, Inc., a consulting company to major league baseball teams. He was self-employed as a consultant from April 2002 until February 2003. From 1991 through 2002, Mr. White served as Senior Vice President and Chief Financial Officer for Major League Baseball, Office of the Commissioner.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held eight meetings and acted by unanimous written consent twice during the fiscal year ended January 31, 2006. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate committees held during fiscal year 2006 since his election.

     The Board has determined that the following directors are "independent" under the current rules of the Nasdaq Stock Market ("Nasdaq"): Eli S. Jacobs, Ajay Menon, Sydney Pollack, Carl J. Rickertsen and Jeffrey White. As discussed further below under "Controlled Company Exemption Election," the Board intends to appoint two additional independent directors to the Board in order to have a majority of independent Board members by July 1, 2006 as required by Nasdaq's governance requirements.

     The Board of Directors has standing Audit, Compensation, Nominating, Corporate Governance and Executive Committees. For additional information on the Company's corporate governance, including the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating Committee and the Code of Business Conduct and Ethics, please visit the Corporate Governance area of the Company's website at www.convera.com.

     The Audit Committee currently consists of Mr. Ajay Menon, Mr. Carl J. Rickertsen and Mr. Jeffrey White (Chairman). The Board has determined that all members of the audit committee are independent directors under Nasdaq rules and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. White qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission ("SEC"). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee is governed by a written charter, a copy of which is attached hereto as Exhibit A and is also available on the Company's website at www.convera.com. The members of the Audit Committee during fiscal year 2006 were Mr. Eli Jacobs, Mr. Carl J. Rickertsen and Mr. Jeffrey White (Chairman). The Audit Committee met seven times during the fiscal year ended January 31, 2006.

     The Compensation Committee is currently composed of three directors, Mr. Eli Jacobs (Chairman), Mr. Carl J. Rickertsen and Mr. Jeffrey White. The members of the Compensation Committee are deemed independent under Nasdaq rules. The Compensation Committee administers management compensation and makes recommendations in that regard to the Board of Directors and administers the Company's stock option plans. The Compensation Committee is governed by a written charter, a copy of which is available on the Company's website at www.convera.com. The members of the Compensation Committee at January 31, 2006 were Mr. Herbert A. Allen (Chairman), Mr. Eli Jacobs and Mr. Carl J. Rickertsen. The Compensation Committee met two times and acted by unanimous written consent four times in fiscal year 2006.

     The Nominating Committee is currently composed of two directors, Mr. Sydney Pollack and Mr. Carl J. Rickertsen (Chairman). The member of the Nominating Committee are deemed independent under Nasdaq rules. The Nominating Committee's responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors. The Nominating Committee is governed by a written charter, a copy of which is available on the Company's website at www.convera.com. At January 31, 2006, the members of the Nominating Committee were Mr. Herbert A. Allen III and Mr. Carl J. Rickertsen. The Nominating Committee met two times in fiscal year 2006.

     In May 2006, the Company's Board of Directors also formed a Corporate Governance Committee, which is currently composed of four directors, Mr. Herbert
A. Allen III, Mr. Stephen D. Greenberg, Mr. Donald R. Keough (Chairman) and Mr. Ronald J. Whittier. The purpose of the Corporate Governance Committee is to review and assess the Company's Code of Ethics and Conduct and recommend changes, if so warranted, develop and recommend to the Board additional corporate governance principles applicable to the Company and provide oversight with respect to corporate governance and ethical conduct. The Board intends to adopt a written charter for the Governance Committee in the near future.

     The Executive Committee is currently composed of four directors, Mr. Herbert A. Allen (Chairman), Mr. Patrick C. Condo. Mr. Eli Jacobs and Mr. Ronald
J. Whittier. The Executive Committee has the authority to consider matters arising between Board meetings and to make recommendations to the full Board. The Executive Committee does not operate pursuant to a written charter.

     Each non-employee director is paid $4,000 for attending each meeting of the Board of Directors or its committees at which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. In addition, all directors are eligible for reimbursement of their expenses in attending meetings of the Board of Directors or its committees. Further, each non-employee director is granted options to purchase 25,000 shares of Convera common stock upon becoming a director. Such options vest in six semi-annual installments over three years and have a term of ten years.

CONTROLLED COMPANY EXEMPTION ELECTION

     Prior to the completion on July 1, 2005 of a private placement of the Company's common stock, the Company had determined that due to the beneficial ownership by Allen Holding Inc., Herbert A. Allen and certain affiliates and related persons of greater than 50% of the outstanding Company's common stock, the Company was a "controlled company" as defined in the Nasdaq listing rules. As such, the Company had elected to be exempted from the Nasdaq requirements that the Board of Directors have a majority of independent directors and that the Company have nominating and compensation committees composed entirely of independent directors. Following the completion of such private placement, the beneficial ownership of Allen Holding Inc., Herbert A. Allen and certain affiliates and related persons was reduced to less than 50% of the Company's outstanding common stock. Pursuant to the phase-in rules of the Nasdaq National Market, the Company is required to be in full compliance with the Nasdaq's requirements for independent nomination and compensation committees and a majority of independent board members by July 1, 2006, one year from the date it ceased to be a controlled company. The Company has taken action to appoint independent directors to its Compensation and Nominating Committees. In addition, the Board intends to appoint two additional independent directors to the Board in order to have a majority of independent Board members. The Company expects to be in full compliance with Nasdaq's governance requirements by the end of the Nasdaq phase-in period on July 1, 2006.

COMMUNICATION WITH DIRECTORS

     Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling (877) 888-0002 or by mail c/o Corporate Secretary, Convera Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22181. Communications are initially routed to the Chairman of the Audit Committee and outside counsel and, thereafter, are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

     The Company has a policy of encouraging directors to attend the annual stockholder meetings but such attendance is not required. Two of our directors attended the 2005 Annual Meeting.

DIRECTOR NOMINATION

     Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the Nasdaq rules and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

     Stockholder Nominees. The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals To Be Presented at Next Annual Meeting" below.

     Process for Identifying and Evaluating Nominees. The Nominating Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for

Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

     The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

     Board Nominees for the 2006 Annual Meeting. Each of the nominees listed in this Proxy Statement are current Directors standing for re-election.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a written code of conduct and ethics (the "Code") which is applicable to all of the Company's officers, directors and employees, including the Company's Chief Executive Officer and Chief Financial Officer (collectively, the "Senior Officers"). In accordance with the rules and regulations of the SEC and the rules of Nasdaq, a copy of the Code has been posted on the Company's website at http://www.convera.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Mr. Eli Jacobs (Chairman), Mr. Carl J. Rickertsen and Mr. Jeffrey White and the members of the Compensation Committee at January 31, 2006 were Mr. Herbert A. Allen, Mr. Eli Jacobs and Mr. Carl J Rickertsen. None of the Compensation Committee members is an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since February 1, 2005, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person's immediate family had or will have a direct or indirect material interest other than agreements which are described under the caption "Executive Compensation" and the transactions described below.

     On July 1, 2005, the Company completed the sale of a total of 6,555,556 newly-issued shares of common stock in a private placement to accredited investors. The Company sold 5,555,556 shares directly to the Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, Inc., a registered investment company, at a price of $4.50 per share. The other one million shares were purchased by an affiliate of Herbert A. Allen, a significant stockholder and director of Convera, at a price of $4.84 per share, which represented the market price of the Company's common stock at the time of the sale. The sale resulted in aggregate proceeds to the Company of $29.84 million. Allen & Company LLC, an investment banking firm affiliated with certain of the Company's directors, acted as placement agent for the private placement and received a 4% placement agent commission of $1,000,000 on the $25 million of gross proceeds received by the Company from the Legg Mason Opportunity Trust. Mr. Herbert A. Allen III is President of Allen & Company LLC, Mr. Stephen D. Greenberg is a Managing Director of Allen & Company LLC and Mr. Donald R. Keough is Chairman of Allen & Company LLC. Mr. Herbert A. Allen is President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, which is affiliated with Allen & Company LLC.

     On February 28, 2006, the Company completed a private placement of 5,103,333 newly-issued shares of common stock to several accredited investors, including 300,000 shares acquired by certain investors advised by Ashford Capital Management, Inc., a beneficial holder of more than 5% of the Company's common stock. The shares were sold at a price of $7.50 per share. The private placement resulted in gross proceeds of $38.275 million. Allen & Company LLC acted as placement agent for the private placement and received a 4% placement agent commission on the gross proceeds received by the Company.

     During the fiscal year ended January 31, 2006, and for the prior two fiscal years, the Company paid Mr. Ronald J. Whittier, Chairman of the Board of Directors, a salary of $100,000 and provided Mr. Whittier with customary employee benefits for his services to the Company.

                                     ITEM 2

                     AMENDMENT OF THE 2000 STOCK OPTION PLAN

GENERAL

The 2000 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors and approved by the Company's stockholders in December 2000. The Stock Option Plan authorizes the granting of stock options and other forms of incentive compensation to purchase up to 11.25 million shares of Convera's common stock in order to attract and retain competent, experienced and motivated personnel. The Stock Option Plan gives all employees, including officers and directors who are also employees, the opportunity to receive grants of incentive stock options, also referred to as ISOs, nonqualified stock options, also referred to as NQSOs, stock appreciation rights, stock purchase rights, deferred stock, restricted stock and/or other stock-based awards. The Stock Option Plan encourages participants to contribute to Convera's growth. This benefits Convera stockholders because it aligns the participant's economic interests with Convera stockholder interests.

The Board of Directors, at the recommendation of the Compensation Committee, has amended the 2000 Stock Option Plan (the "Plan Amendment"), subject to stockholder approval, primarily to increase the number of shares available under the Stock Option Plan by 3.0 million shares to an aggregate of 14.25 million shares. The Plan Amendment also amends certain other provisions as discussed below. The Plan Amendment will become effective immediately if approved by stockholders at the Annual Meeting. If the Plan Amendment is not approved at this Annual Meeting, the Plan Amendment will not become effective and the Stock Option Plan as it presently exists will continue in effect. The results of the vote will not affect any awards outstanding under the Stock Option Plan as of the date of this proxy statement. A copy of the Stock Option Plan, as amended and restated to include the Plan Amendment, is attached to this proxy statement as Exhibit B.

As of May 31, 2006, an aggregate of 15,291 shares of common stock remain reserved for issuance for future awards under the Stock Option Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the Stock Option Plan is an important factor in attracting, motivating and retaining qualified employees and advisors essential to the success of the Company. The Plan Amendment increases the shares reserve under the Stock Option Plan by 3.0 million shares in contemplation of using these shares to grant options over the next few years. In light of historical usage and expected future grants, the Company expects that the increase will be adequate to meet these foreseeable requirements.

The Plan Amendment also adds limits to annual grants so that grants under the Stock Option Plan may qualify for a tax deduction notwithstanding the $1 million deductibility cap under Section 162(m) of the Internal Revenue Code. Thus, annual grants of stock options, stock appreciation rights and other stock awards intended to qualify for the performance based exception under Section 162(m) may not exceed 2 million shares per person. Annual cash awards intended to qualify as performance based compensation under Section 162(m) may not exceed $3 million per person.

The Plan Amendment also provides performance standards so that compensation may be granted which qualifies for the exception under Section 162(m) as performance based compensation. To qualify as a performance based award (except in the case of stock options or stock appreciation rights that otherwise qualify) the award must be subject to a performance condition (i) that is established (A) at the time an award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an affiliate or individual business unit.

The Plan Amendment also provides the plan administrator with greater discretion over the types of consideration which may be accepted as payment for stock options granted under the Stock Option Plan.

Future options and awards, if any, that will be made to eligible participants in the Stock Option Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION PLAN.

VOTE REQUIRED

To be adopted, the stock option proposal must be approved by the affirmative vote of the majority of the shares voting on the proposal present in person or represented by proxy at the annual meeting. Any shares not voted (by abstention, broker non-vote or otherwise) have no effect on such vote.

The following is a summary of the principal features of the Stock Option Plan which will be in effect if the stock option proposal is approved and adopted by the stockholders.

ELIGIBILITY

Under the Stock Option Plan, all employees, including officers and directors who are also employees, are eligible to be granted incentive stock options under the Stock Option Plan. Convera may grant non-qualified stock options under the Stock Option Plan to employees or to other persons who perform substantial services for or on behalf of Convera, including officers and directors. Option holders may not transfer options, other than by will or the laws of descent and distribution.

ADMINISTRATION

The Compensation Committee administers and interprets the Stock Option Plan, except that if the members of Compensation Committee do not meet the requirements set forth in the Stock Option Plan, the Plan may be administered by the full Board of Directors. The Compensation Committee determines:

     -    the individuals who may receive grants under the Stock Option Plan;

     -    the exercise price and number of shares subject to each grant;

     - the time or times during which all or a portion of each grant may be exercised; and

     -    any other terms of each option.

The maximum term of options granted under the Stock Option Plan is ten years.

TERMS AND CONDITIONS OF OPTIONS

Under the Stock Option Plan, Convera may grant incentive stock options to officers and key employees of Convera to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. Convera may also grant NQSOs. The Compensation Committee may, when and to the extent it deems appropriate and with the consent of option holders, substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the Stock Option Plan vest over a period of up to four years. The Stock Option Plan provides that the Board of Convera may grant stock appreciation rights to option holders.

Upon termination of an employee for cause, that employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Compensation Committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with Convera. Stock options and stock appreciation rights may not be granted to the extent shares subject to grants to any individual exceed 2 million shares. In the case of other stock awards, if such awards are intended to qualify as performance based compensation as defined under Section 162(m) of the Internal Revenue Code (as further discussed below), they must satisfy the performance standards below and annual awards to any individual may not exceed 2 million shares. Cash awards must also meet the performance conditions below if they are intended to satisfy
Section 162(m) and if so intended are limited to $3 million per year per individual.

To qualify as a performance based award (except in the case of stock options or stock appreciation rights that otherwise qualify) the award must be subject to a performance condition (i) that is established (A) at the time an award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an affiliate or individual business unit.

STOCK APPRECIATION RIGHTS

The Stock Option Plan provides that the Compensation Committee may grant stock appreciation rights in conjunction with all or part of an option granted under the plan. Under a stock appreciation right, an option holder may surrender to Convera all (or a portion) of an option in exchange for an amount equal to the difference between (i) the fair market value, as of the date such option (or such portion thereof) is surrendered, of the shares of Convera common stock covered by such option (or such portion thereof), and (ii) the aggregate exercise price of such option (or such portion thereof). The amount owed to a holder may be paid in cash or shares of Convera common stock, at the discretion of the Compensation Committee.

STOCK PURCHASE RIGHTS

The Stock Option Plan provides that the Compensation Committee may grant stock purchase rights to eligible participants which shall enable these participants to purchase Convera common stock, including deferred stock or restricted stock referred to below, at:

     -    its fair market value on the date of the grant;

     -    50% of its fair market value on the date of the grant;

     -    its book value on the date of the grant; or

     -    its par value on the date of the grant.

The Compensation Committee may impose deferral, forfeiture and other terms and conditions on grants of stock purchase rights. These stock purchase rights are not connected with any right under the Company's employee stock purchase plan.

DEFERRED STOCK, RESTRICTED STOCK, OTHER STOCK-BASED AWARDS

The Stock Option Plan provides that the Compensation Committee may grant deferred stock, restricted stock and other stock-based awards to eligible participants. Deferred stock gives a holder the right to receive stock at the end of a specified deferral period determined by the Compensation Committee. Restricted stock will be subject to restrictions, determined by the Compensation Committee, on when a holder may sell, transfer, pledge or assign the stock. Other stock-based awards are awards that are valued in whole or in part by reference to, or are otherwise based on, Convera common stock.

AMENDMENTS

The Board of Convera may amend the Stock Option Plan, but no amendment shall be made which would impair the rights of an option holder under a stock option already granted, without the option holder's consent, or which, without the approval of Convera's stockholders, would cause the Stock

Option Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

TERM OF PLAN

Unless sooner terminated by the Board of Convera, the Stock Option Plan will terminate on December 21, 2010, the tenth anniversary of the date of stockholder approval, but awards granted prior to the tenth anniversary may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE STOCK OPTION PLAN IS BASED ON PROVISIONS OF THE TAX CODE AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF AS OF THE DATE OF THIS PROXY STATEMENT. IT DOES NOT DESCRIBE APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH A PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES. THE FOLLOWING DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN.

Under the Stock Option Plan, Convera may grant non-qualified options and incentive stock options and other stock-based rights. In general, under present tax laws, an option holder will not be deemed to recognize any income for federal income tax purposes at the time a stock option is granted, nor will Convera be entitled to a tax deduction at that time. However, when a stock option is exercised, the federal income tax consequences are summarized as follows:

     Incentive Stock Options

Award; Exercise; Alternative Minimum Tax. Options granted as Incentive Stock Options under the Stock Option Plan are intended to qualify for special tax status under Section 422 of the tax code. An optionee will not have taxable income upon the award or exercise of an Incentive Stock Option. However, the "option spread" (the amount by which the fair market value of the option shares on the relevant measurement date exceeds the exercise price) is includable in the optionee's "alternative minimum taxable income" in determining the optionee's liability for the "alternative minimum tax." The option spread generally is measured for this purpose on the day the option is exercised. (For purposes of the alternative minimum tax, the fair market value of stock acquired under an Incentive Stock Option is determined by ignoring any restriction which by its terms may eventually lapse.)

In general, the alternative minimum tax for individuals is imposed at rates slightly lower than ordinary income rates, but on a higher base, including, for example, personal exemptions and all itemized deductions. The alternative minimum tax is payable only to the extent that it exceeds an individual's ordinary income tax. Whether or not an optionee will be subject to the alternative minimum tax depends upon the optionee's particular circumstances. Payment of alternative minimum tax does not increase the optionee's basis in the option shares for determining gain or loss for purposes of regular income tax. However, any alternative minimum tax paid as a result of the exercise of an Incentive Stock Option is generally creditable against regular tax liability in later years to the extent the optionee's regular tax exceeds his or her alternative minimum tax in such years.

Sale of Option Shares; Disqualifying Dispositions. An optionee will be entitled to long-term capital gain or loss treatment upon sale, other than to Convera, of Incentive Stock Option shares held longer than two years from the grant date and longer than one year from the date the optionee receives the shares. If the shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a "disqualifying disposition"), the option spread (or, if less, the amount of gain on the sale) is taxable as ordinary income. For this purpose, the option spread is measured at the exercise date. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be long-term if the shares were held for more than one year. For this purpose, the holding period for option shares generally commences on the option exercise date.

Tax Consequences to Convera; Notice of Disqualifying Disposition. Convera receives no income tax deduction upon award or exercise of an Incentive Stock Option but is generally entitled to a deduction equal to the ordinary income taxable to the optionee upon a disqualifying disposition. To enable Convera to learn of a disqualifying disposition and ascertain the amount of the deduction to which it is entitled, optionees are required to notify Convera in writing, before the disqualifying disposition, of the intended date and terms of the disposition and to comply with any other requirements that may be included in the option agreement to ensure that Convera is able to secure any tax deduction to which it is entitled. Convera may also give appropriate instructions, which may take the form of legends on share certificates, to its stock transfer agent to ensure that such requirements are satisfied before stock may be transferred.

     Nonstatutory Options

Award; Exercise; Tax Consequences to Convera. An optionee is not taxed upon the award of a Nonstatutory Option. Upon exercise of an option, the optionee will have ordinary income measured by the option spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. The amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by Convera, and Convera will generally receive a corresponding income tax deduction.

Sale of Option Shares. Upon sale, other than to Convera, of shares acquired under a Nonstatutory Option, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the shares are held more than one year.

     Section 162(m)

As described above, awards may qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code in order to preserve the Company's federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more "outside directors" (as defined under applicable regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more "outside directors."

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE REGISTRANT

     The Board of Directors appoints the executive officers of the Company to serve until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Convera executive officers, Messrs. Condo, Gastrock, and Polchin. There are no family relationships between any of the executive officers of the Company.

Name               Age   Position
----               ---   --------
Patrick C. Condo    49   President and Chief Executive Officer

Kurt Gastrock       40   Executive Vice President and Chief Operating Officer

John R. Polchin     42   Executive Vice President, Chief Financial Officer,
                         Treasurer & Secretary

     See the discussion included in the preceding section for the business experience of Mr. Condo.

     Kurt Gastrock joined the Company as Chief Operating Officer in November 2005. Mr. Gastrock has more than 15 years combined experience with Sprint Corporation, a publicly traded wireless, wireline and data communications provider. Most recently prior to joining the Company, Mr. Gastrock served as Vice President and General Manager of Sprint Wireless Sites since 2003. Mr. Gastrock also served in other management capacities at Sprint Corporation, including Vice President of Sprint Hosting Solutions from 2002 to 2003 and Vice President of Sprint E|Solutions from 2000 to 2002. Mr. Gastrock held various other sales and operational positions within Sprint from 1989 to 1999. In addition, Mr. Gastrock served as Vice President of Engineering of USinternetworking, Inc., an application service provider, from 1999 to 2000.

     John R. Polchin joined the Company as Executive Vice President, Chief Financial Officer, Treasurer and Secretary in May 2004. Prior to joining Convera, he was Vice President, Chief Financial Officer and Treasurer of InteliData Technologies Corporation, a provider of online banking software solutions and services from 2002. Previous to that, he was Chief Financial Officer at Orblynx, Incorporated, a global Internet infrastructure company, from 2000. From 1996 to 2000, Mr. Polchin held the positions of Executive Vice President, Chief Financial Officer and Vice President and Treasurer at e.spire Communications, a publicly traded telecommunications and Internet concern.

SUMMARY COMPENSATION TABLE

     The following table presents information concerning the compensation of the Company's Chief Executive Officer and the executive officers who served during the fiscal year ended January 31, 2006 whose total salary and bonus exceeded $100,000 in the 2006 fiscal year (the "Named Executive Officers"), as well as the previous two fiscal years or from their respective start dates:

                                                                                     Long Term Compensation
                                                                       -------------------------------------------------
                                    Annual Compensation                         Awards
                      ----------------------------------------------   ------------------------   Payouts
                                                            Other      Restricted    Securities
                                                           Annual         Stock      Underlying     LTIP      All Other
Name and Principal    Fiscal                            Compensation    Award(s)     Options/     Payouts   Compensation
Position               Year    Salary ($)   Bonus ($)        ($)           ($)       SARs (#)       ($)        ($)
------------------    ------   ----------   ---------   ------------   ----------    ----------   -------   ------------
Patrick C. Condo       2006      480,000     183,350          --              --            --       --          --
President and Chief    2005      480,000      39,000          --              --       750,000       --          --
Executive Officer      2004      480,000      50,000          --       2,622,000(1)         --       --          --

Kurt Gastrock          2006       68,269      43,750          --       2,552,000(3)    500,000       --          --
Chief Operating
Officer (2)

John  R. Polchin       2006      250,000     121,866          --              --       100,000       --          --
Chief Financial        2005      187,500      40,000      30,000(5)           --       400,000       --          --
Officer, Treasurer
& Secretary (4)

----------
(1) This amount represents a deferred stock award of 600,000 shares at a market value of $4.37 per share on the date of grant. Under the amended deferred share agreement, 150,000 of these shares vest on each consecutive one-year anniversary of the grant date as long as Mr. Condo's continues his employment, except that the shares shall vest earlier upon a termination without cause, Mr. Condo's death or disability or a change in control of the Company and will be subject to 18 months' additional vesting in the event he resigns for good reason. See "Executive Compensation - Employment Agreements and Other Arrangements."

(2)  Mr. Gastrock joined the Company in November 2005.

(3) This amount represents a deferred stock award of 200,000 shares at a market value of $12.76 per share on the date of grant. See "Executive Compensation
     - Employment Agreements and Other Arrangements" for the vesting and other terms of this award.

(4)  Mr. Polchin joined the Company in May 2004.

(5) Represents the amount of a signing bonus paid upon joining the Company. See "Executive Compensation - Employment Agreements and Other Arrangements."

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted during the fiscal year ended January 31, 2006 to the Named Executive Officers.

                                                                            POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS                  .     VALUE AT ASSUMED
                   -----------------------------------------------------       ANNUAL RATES OF
                             PERCENT OF TOTAL                                    STOCK PRICE
                               OPTIONS/SARS                                   APPRECIATION FOR
                                GRANTED TO      EXERCISE OR                    OPTION TERM (1)
                   OPTIONS     EMPLOYEES IN      BASE PRICE   EXPIRATION   ----------------------
      NAME         GRANTED    FISCAL YEAR(2)       ($/SH)        DATE        5% ($)      10% ($)
      ----         -------   ----------------   -----------   ----------   ---------   ----------
Patrick C. Condo        --          --                 --             --          --           --
Kurt Gastrock      500,000          18%            $12.76     11/9//2015   4,012,348   10,168,077
John R. Polchin    100,000           4%            $ 4.70      6/25/2015     295,580      749,059

----------
(1) The 5% and 10% assumed annual rates of appreciation are mandated by rules of the SEC and do not reflect estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved.

(2) This percentage is based on the total number of options granted to the Company's employees during the fiscal year ended January 31, 2006. All options granted to the Named Executive Officers vest in eight equal annual installments every six months following the date of grant. In addition, the options contain certain provisions which provide for accelerated vesting of all or a portion of the options following a change in control of the Company.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth, as of January 31, 2006, the number of options and the value of exercised and unexercised options held by the Named Executive Officers.

                                                  Number of Securities     Value of Unexercised
                                                 Underlying Unexercised        In-the Money
                                                     Options/SARS at          Options/SARS at
                      Shares                       Fiscal Year-End (#)      Fiscal Year-End ($)
                    Acquired on       Value           Exercisable/             Exercisable/
      Name         Exercise (#)   Realized ($)        Unexercisable          Unexercisable (1)
      ----         ------------   ------------   ----------------------   ----------------------
Patrick C. Condo      100,000       $552,290     1,062,500/562,500         $3,300,000/$1,766,250
Kurt Gastrock              --             --             0/500,000                 $0/$0
John R. Polchin        87,499       $616,930        62,501/350,000          $260,505/$1,420,500

----------
(1) The closing price of the Company's common stock on January 31, 2006, the last trading day of the Company's fiscal year, was $7.85 per share.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth, as of January 31, 2006, information with respect to the Company's equity compensation plans:

                                                                                    Number of Securities
                                Number of Securities                              Remaining Available for
                                  to be Issued Upon        Weighted-Average        Future Issuance Under
                                     Exercise of          Exercise Price of      Equity Compensation Plans
                                Outstanding Options,     Outstanding Options,      (excluding securities
                                 Warrants and Rights   Warrants and Rights (1)   reflected in column (a))
        Plan Category                    (a)                     (b)                        (c)
        -------------           --------------------   -----------------------   -------------------------
Equity compensation plans
approved by security holders:
1.  Convera Stock Option Plan         9,695,022                      $5.25                     34,348
2.  Convera Employee Stock
    Purchase Plan                            --                         --                    674,353
Equity compensation plans not
approved by security holders:              None             Not Applicable             Not Applicable

----------
(1) For purposes of calculating the weighted-average exercise price, deferred shares have been excluded because there is no exercise price.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     On November 14, 2005, the Board of Directors of the Company approved a new employment agreement for the Company's President and Chief Executive Officer, Patrick C. Condo. Mr. Condo's employment agreement provides for an at-will employment arrangement, under which his annual base salary is $480,000 and he is eligible for a bonus of up to $200,000 per fiscal year based upon performance targets to be established by the Company's Board of Directors. In addition, Mr. Condo's employment agreement includes the following severance arrangements:

          (a) If Mr. Condo's employment is terminated without cause or he resigns for good reason (as such terms were defined by the Board), Mr. Condo will be entitled to 18 months of salary continuance, 1.5 times his target bonus for the year of termination, 18 months' accelerated vesting of all options held by Mr. Condo and 18 months' medical benefits coverage (either by reimbursement, continued coverage or replacement coverage) (collectively, the "Severance Benefits"). In addition, the 600,000 restricted stock award made to Mr. Condo pursuant to an agreement dated May 20, 2003, as amended on May 18, 2004 (the "Restricted Stock Award"), which otherwise vest on each consecutive one-year anniversary of the date of grant, will vest in full upon termination without cause and will be subject to 18 months' additional vesting in the event he resigns for good reason. In order for Mr. Condo to receive the above benefits, he will be required to release the Company from all claims and agree to an 18-month non-compete and non-solicitation agreement.

          (b) If Mr. Condo is terminated without cause or resigns for good reason within 18 months following a change of control of the Company, he will receive the same Severance Benefits described above. In addition, upon a change of control of the Company, the unvested portion of the Restricted Stock Award will vest in full.

     In connection with Mr. Gastrock's appointment, the Company entered into an at-will employment agreement with Mr. Gastrock, whereby Mr. Gastrock agreed to act as the Company's Executive Vice President and Chief Operating Officer. Under his agreement Mr. Gastrock's base salary is $300,000 and he is eligible for a bonus of up to $175,000 per fiscal year to be paid quarterly, depending upon the Company's actual performance compared to the Company's operating plan. Under his agreement, Mr. Gastrock was guaranteed the quarterly bonus of $43,750 for the fourth quarter of fiscal 2006. Upon joining the Company, Mr. Gastrock was granted options to purchase 500,000 shares of the Company's common stock pursuant to the Company's 2000 Stock Option Plan. Mr. Gastrock's options vest 12.5% every six months. In addition, Mr. Gastrock was granted 200,000 deferred shares under the Company's 2000 Stock Option Plan (the "Deferred Shares"). The Deferred Shares vest on the earlier to occur of (a) five years from the beginning of Mr. Gastrock's employment provided he remains continuously employed with the Company through such date and (b) the occurrence of a change in control of the Company while he is employed by the Company followed (i) by continuous employment by Mr. Gastrock at the Company or its successor for a period of 12 months or (ii) within 12 months by a termination of employment without cause or a substantial diminution of his duties and/or responsibilities compared to his duties and responsibilities immediately prior to the change of control. If Mr. Gastrock's employment is terminated by the Company (other than for reasons set forth in the agreement), (a) the Company shall pay Mr. Gastrock an amount equal to one year of his then-current base salary and bonus paid out over the Company's regular payroll schedule following the effective date of such termination, as well as one year of medical benefits coverage, (b) 20% of the Deferred Shares will vest for each full year of continuous employment with the Company, and 5% for any full quarter of continuous employment after the first full year of employment, if employment is less than a full year thereafter and (c) Mr. Gastrock's stock options will continue to vest according to their regular vesting schedule during the duration of the severance period.

     In April 2004, the Company entered into an at-will employment agreement with John R. Polchin, whereby Mr. Polchin agreed to act as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Under his agreement, Mr. Polchin's base salary is $250,000 and he is eligible for a bonus of up to $150,000 per fiscal year, depending upon the Company's actual performance compared to the Company's operating plan. Upon joining the Company, Mr. Polchin was paid a sign-on bonus of $30,000 and was granted options to purchase 300,000 shares of the Company's common stock pursuant to the Company's 2000 Stock Option Plan. Mr. Polchin's options vest 12.5% every six months and such vesting accelerates upon a change of control event affecting the Company. If Mr. Polchin's employment is terminated by the Company (other than for reasons set forth in the agreement) or by Mr. Polchin (in circumstances where he is entitled to do so under the agreement), the Company shall pay Mr. Polchin any unpaid base salary, unreimbursed business expenses and accrued vacation through the termination date, as well as a lump sum amount equal to any bonus earned but not paid and one year of his then-current base salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 30, 2006, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's common stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 30, 2006.

                                       Amount and Nature    Percent
                                         of Beneficial     of Class
Name and Address of Beneficial Owner     Ownership (1)       Owned
------------------------------------   -----------------   --------
Allen Holding Inc.                       11,696,323(2)       22.3%

LMM LLC                                   5,555,556(3)       10.6%

Ashford Capital Management, Inc.          3,526,600(4)        6.7%

Susan K. Allen                            3,170,369(5)        6.0%

Ronald J. Whittier                        1,347,270(6)        2.5%

Herbert A. Allen                         17,244,193(7)       32.9%

Herbert A. Allen III                        605,787(8)        1.2%

Stephen D. Greenberg                         85,000(9)          *

Eli S. Jacobs                                13,332(10)         *

Donald R. Keough                            684,166(11)       1.3%

Ajay Menon                                       --             *

Sydney Pollack                               57,000             *

Carl J. Rickertsen                           67,498(12)         *

Jeffrey White                                60,831(13)         *

Patrick C. Condo                          1,395,853(14)       2.6%

Kurt Gastrock                                62,500(15)         *

John R. Polchin                              62,499(16)         *

All directors and executive officers
   as a group (12 persons)               21,685,929(17)      39.6%

*    Represents less than one percent of the outstanding common stock.

(1) To the Company's knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2) Includes shares owned by Allen & Company Incorporated ("ACI"), a wholly-owned subsidiary of Allen Holding Inc. ("AHI"). Does not include any shares held directly by Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with AHI and ACI may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934 ("Section 13(d)"), and as disclosed in the Amendment No. 3 on Schedule 13D filed by such parties with the SEC on September 24, 2004. The address for AHI is 711 Fifth Avenue, NY, NY 10022.

(3) As reported in an Amendment No. 1 to Schedule 13G filed with the SEC by LMM, LLC and Legg Mason Opportunity Trust on February 14, 2006. The address for this holder is 100 Light Street, Baltimore, MD 21202.

(4) As reported in a Schedule 13G filed with the SEC by Ashford Capital Management, Inc. on February 13, 2006. The address for this holder is P.O. Box 4172, Wilmington, DE 19807.

(5) Does not include shares owned by AHI, ACI, Herbert A. Allen, Herbert A. Allen III, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Ms. Allen may be considered a "group," as such term is defined by Section 13(d). The address for Ms. Allen is 711 Fifth Avenue, NY, NY 10022.

(6) Includes outstanding options to purchase 912,499 shares, which were exercisable on or within 60 days of April 30, 2006.

(7) Includes the shares held directly by AHI, ACI and Allen SBH Investments LLC ("SBH"). Mr. Allen, a stockholder and the President and Chief Executive Officer of AHI, the President and Chief Executive Officer of ACI and a stockholder and the Managing Member, President and Chief Executive Officer of SBH, may be deemed a beneficial owner of the shares held by AHI, ACI and SBH. Mr. Allen disclaims beneficial ownership of the securities reported to be held by AHI, ACI and SBH, except to the extent of his pecuniary interest therein. Also includes 25,000 shares underlying outstanding stock options exercisable within 60 days held by Mr. Allen. Does not include shares owned by Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Allen, AHI, ACI and SBH may be considered a "group," as such term is defined by Section 13(d).

(8) Includes 383,820 shares owned by HAGC Partners L.P. and 66,667 shares owned by Allen & Company LLC, as to which Mr. Herbert A. Allen III shares voting and disposition authority. Also includes outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2006. Mr. Allen disclaims beneficial ownership of the shares held by HAGC Partners L.P. and Allen & Company LLC, except to the extent of his pecuniary interest therein. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Herbert A. Allen III may be considered a "group," as such term is defined by Section 13(d).

(9) Includes outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2006. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates.

(10) Represents outstanding options to purchase 13,332 shares, which were exercisable on or within 60 days of April 30, 2006.

(11) Includes 257,000 shares held by a family trust and 113,333 shares held by Keough Partners L.P., as to which Mr. Keough shares voting and disposition authority, and outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2006. Mr. Keough disclaims beneficial ownership of the securities held by the family trust and Keough Partners L.P., entities established for the benefit of his family. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen and certain of their affiliates, who together with Mr. Keough may be considered a "group," as such term is defined by Section 13(d).

(12) Includes outstanding options to purchase 47,498 shares, which were exercisable on or within 60 days of April 30, 2006.

(13) Represents outstanding options to purchase 60,831 shares, which were exercisable on or within 60 days of April 30, 2006.

(14) Includes outstanding options to purchase 1,085,950 shares, which were exercisable on or within 60 days of April 30, 2006 and 101,325 shares of common stock vesting within 60 days of April 30, 2006 pursuant to Mr. Condo's deferred stock agreement. In accordance with the terms of the deferred stock agreement, 150,000 shares vested on May 20, 2006 and the Company withheld 48,675 of the shares to fulfill Mr. Condo's tax obligation with respect to the award.

(15) Includes outstanding options to purchase 62,500 shares, which were exercisable on or within 60 days of April 30, 2006.

(16) Includes outstanding options to purchase 62,499 shares, which were exercisable on or within 60 days of April 30, 2006.

(17) Includes outstanding options to purchase 2,345,109 shares, which were exercisable on or within 60 days of April 30, 2006 and 101,325 shares of common stock constituting a portion of a grant of deferred shares to Mr. Condo which vest within 60 days of April 30, 2006 (See footnote (12)). Also includes the shares held by the entities described in footnotes (7), (8) and (11) above deemed to be beneficially owned by Herbert A. Allen, Herbert
     A. Allen III and Donald R. Keough, respectively.

REPORT OF THE COMPENSATION COMMITTEE

     The following is the report of the Compensation Committee of the Board of Directors of Convera, describing the compensation policies and rationale applicable to Convera's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 2006. The Compensation Committee of the Board of Directors is composed entirely of directors who have never been employees of the Company. As members of the Compensation Committee, it is our duty to set compensation policies applicable to Convera's executive officers and to evaluate the performance of Convera's executive officers. The Compensation Committee is responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives. The foundation of the executive compensation program is based on principles designed to align compensation with the Company's business strategy, values and management initiatives. The program:

- integrates compensation programs which link compensation with the Company's annual strategic planning and measurement processes;

- supports a performance-oriented environment that rewards actual performance that is related to both strategic goals that cannot be measured by traditional accounting tools and performance of the Company as compared to that of the Company's strategic and business objectives; and

- helps attract and retain key executives who are critical to the long-term success of the Company.

     In order to further these objectives, for fiscal year 2006, executive officer compensation included three components: (1) base salary, (2) an incentive bonus and (3) a long-term incentive award for the Company's three executive officers. The compensation policy of Convera is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Convera, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Convera can continue to attract, retain and motivate key executives who are critical to the long-term success of Convera. The Compensation Committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the Compensation Committee members rely on their own experience and knowledge of Convera and its industry, as well as that of management and other board members, in evaluating such factors.

     Base Salary. The Compensation Committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual's and the Company's performance. The Compensation Committee presents the salary recommendations for the Company's executive officers to the Board of Directors for approval. In accordance with Nasdaq requirements, the independent directors must approve such compensation. These salary recommendations are based on the executive's contribution to the Company, experience and expertise. There are no individual performance matrices or pre-established weightings given to each factor.

     Incentive Bonus. The incentive bonus program provides for cash awards based upon achievement of certain strategic and business goals established during the year, the individual's level of responsibility and the individual's personal performance. In fiscal year 2006, goals were established and incentive bonuses were paid on a quarterly basis. For fiscal year 2007, other than for the first quarter, the Company will be establishing annual goals. In fiscal year 2006, under Convera's bonus plan, bonuses were paid based upon Convera attaining certain strategic goals, which included indexing two billion and four billion pages for the Company's Excalibur offering, launching Excalibur, entering into contracts for the first government and commercial sale of Excalibur, attaining expense targets at the Company's RetrievalWare and Excalibur operations and hiring a Chief Operating Officer, as well as on each officer's individual contribution to Convera's attainment of such goals. For fiscal year 2006, the Chief Executive Officer earned 92% of his maximum annual bonus potential, the Chief Operating Officer earned 100% of his maximum annual bonus potential and the Chief Financial Officer earned 89% of his maximum annual bonus potential. The payment to the Chief Operating Officer was remitted for the fourth quarter of fiscal 2006 and was guaranteed pursuant to his employment agreement entered into in connection with the commencement of his employment in November 2005.

     Long-Term Incentive Award. For fiscal year 2006, long-term compensation for the Chief Operating Officer and Chief Financial Officer consisted of stock option grants to purchase 500,000 and 100,000 shares, respectively. The Chief Operating Officer's grant was made in connection with the commencement of his employment with the Company. The size of the grants was based on the Compensation Committee's evaluation of the Company and individual performance factors. The Chief Executive Officer did not receive any stock option grant in fiscal year 2006.

     Compensation of the Chief Executive Officer. Mr. Condo's annual base salary for the fiscal year ended January 31, 2006 was $480,000. Mr. Condo's salary was determined following discussions between Mr. Condo and the Compensation Committee. As with each executive officer, Mr. Condo's entire bonus potential for fiscal 2006 was based on the achievement of various strategic and corporate goals as described above. Mr. Condo was paid a bonus of $183,350, which represented approximately 92% of Mr. Condo's maximum annual bonus target for fiscal 2006 established by the Compensation Committee.

     This report is submitted by the members of the Fiscal Year 2006 Compensation Committee:

                                        Herbert A. Allen (Chairman)
                                        Eli Jacobs
                                        Carl J. Rickertsen

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three independent directors under the applicable rules of the SEC and Nasdaq. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the independent registered public accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2006 for filing with the SEC. Each year, the Audit Committee recommends to the Board of Directors the selection of Convera's independent registered public accounting firm. The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2007.

     This report is submitted by the members of the Fiscal Year 2006 Audit Committee.

                                        Jeffrey White (Chairman)
                                        Eli S. Jacobs
                                        Carl J. Rickertsen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FEES

     On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2007. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the fiscal years ended January 31, 2006 and 2005.

                                 2006       2005
                               --------   --------
Audit Fees(1)                  $759,021   $299,332
Audit-Related Fees(2)            18,430     30,951
Tax Fees(3)                       1,500     30,500
Other Fees                            0          0
                               --------   --------
   Total                       $778,951   $360,783
                               --------   --------

----------
(1) Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements, management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company's quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees generally include fees for audits of the Company's benefit plans, accounting advisory fees related to transactions impacting the Company's financial statements and auditor consents required to be included in certain filings with the SEC.

(3)  Tax fees principally included tax advisory fees and tax compliance fees.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company's independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total return to stockholders of the Company's common stock at January 31, 2006 since January 31, 2001 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S., and (ii) the Standard & Poor's Information Technology Index, assuming an investment in each of $100 on January 31, 2001 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                 COMPARISION OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG CONVERA CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE S & P INFORMATION TECHNOLOGY INDEX

                                (GRAPH OMITTED)

* $100 invested on 1/31/01 in stock or index-including reinvestment of dividends.

Fiscal year ending January 31.

Copyright (C) 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 2005 to January 31, 2006, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with on a timely basis except for the following filings: (1) a Form 4 filing by John Polchin in connection with a grant of stock options, and (2) a Form 4 filing by Patrick Condo upon the vesting of a portion of a deferred share grant.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     In order to be considered for inclusion in the proxy materials to be distributed in connection with next year's Annual Meeting, stockholder proposals for such meeting must be received by the Company at its principal office no later than January 31, 2007 and must satisfy the conditions established by the SEC for stockholder proposals. If a stockholder intends to submit a proposal at next year's Annual Meeting, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than April 14, 2007. As to all such matters which the Company does not have notice on or prior to April 14, 2007, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2007 Annual Meeting to vote on such proposal.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

DISCRETIONARY AUTHORITY

     The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.


                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        John R. Polchin
                                        Executive Vice President, Chief
                                        Financial Officer, Treasurer & Secretary

                                        Dated: May 31, 2006

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

            ADOPTED BY THE BOARD OF DIRECTORS OF CONVERA CORPORATION

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance and accounting that management and the Board of Directors have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee will encourage continuous improvement of the Company's financial reporting policies, procedures and practices at all levels. It is understood, however, that management is responsible for preparing the Company's financial statements and ensuring that they are complete and accurate and prepared in accordance with GAAP and the independent auditors are responsible for auditing those statements. The Audit Committee's primary duties and responsibilities are to:

     1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems including antifraud programs and controls, disclosure controls and compliance with ethical standards.

     2. Be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

     3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be "independent," as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission, and shall otherwise meet the applicable independence and financial literacy requirements of The Nasdaq National Market. At least one member of the Committee shall be an "audit committee financial expert", as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members and Chairman of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as determined by the Audit Committee. As part of its job to foster open communication, the Audit Committee will, as determined by the Audit Committee, meet periodically with management, the internal audit director (or outside consultants until such time as the Company hires an internal audit director) and the independent accountants in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee is expected to consider the following actions in the oversight of the activities of the Company related to internal control and financial reporting and compliance with laws and regulations:

     1.   Internal Control

          A. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities. In connection with the foregoing, evaluate the Company's Antifraud Programs and Controls which may include the following the elements:

          1.   Ensuring periodic fraud risk assessments are performed;

          2.   Creating an antifraud control environment;

          3. Assisting in designing and implementing antifraud programs and control activities;

          4.   Communicating and sharing information; and

          5. Monitoring activities in concert with established procedures and guidelines.

          B. Focus on the extent to which independent accountants review computer systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

          C. Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertions.

          D. After such time as the Company hires an internal audit director, review the scope and results of internal audits, review periodic reports on the internal audit director's significant recommendations to management and management's responses and evaluate the performance of the internal audit director. In connection with the foregoing, periodically review with the internal audit director any significant difficulties, disagreements with management personnel or scope restrictions encountered in the course of the functions work. Until such time as the Company hires an internal audit director, the Audit Committee may review the scope and results of reports and analyses with respect to internal control prepared by any outside consultants engaged by the Company for such purposes.

          E. Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

          F. Request that the independent accountants keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control and certain other matters.

     2.   Financial Reporting

          A.   General

          1.   Discuss significant accounting and reporting issues.

          2. Ask management and the independent accountants about significant risks and exposures and the plan to minimize such risks.

          B.   Annual Financial Statements

          1. Review with management and the independent auditors the financial statements and disclosures to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

          2. Pay particular attention to complex and/or unusual transactions such as revenue recognition for large contracts and restructuring charges.

          3. Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example the accounting for impairment of long lived assets, allowance for doubtful accounts and other commitments and contingencies.

          4. Instruct the independent accountant to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

          5. Request that the independent accountants communicate any other required matters to the Audit Committee, including disclosures required under Independence Standards Board Standard No. 1 and SAS 61.

     C.   Interim Financial Statements

               1. Be briefed on how management prepares and reports quarterly financial information, the extent to which independent accountants review quarterly financial information and whether that review is performed on a preissuance or post-issuance basis.

               2. Review the interim financial statements and disclosures with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

               3. To gain insight into the interim financial statements and disclosures, obtain explanations from management and from the independent accountants on whether:

                    a. actual financial results for the quarter varied significantly from budgeted or projected results;

                    b. changes in financial ratios and relationships in the quarterly financial statements are consistent with changes in the Company's operations;

                    c. generally accepted accounting principles have been consistently applied;

                    d. there are any actual or proposed changes in accounting or financial reporting practices;

                    e. there are any significant or unusual events or transactions;

                    f. the Company's financial and operating controls are functioning effectively;

                    g. the Company has complied with the terms of loan agreements or security indentures; and

                    h. the interim financial statements contain adequate and appropriate disclosures.

               4. Instruct the independent accountant to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

               5. Request that the independent accountants communicate any other required matters to the Audit Committee.

     3.   External Audit and Non-Audit Services

          A. Review the independent accountants' proposed audit scope and approach.

          B. Review and evaluate the performance of the independent accountants and, if so determined by the Audit Committee, replace the independent accountants.

          C. Discuss and confirm the independence of the independent accountants by discussing the non-audit services provided and the accountants' assertion of their independence in accordance with professional standards.

          D. Approve, in advance of their performance, all professional services to be provided to the Company by its independent auditor, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Audit Committee may delegate to a designated member or members of the Audit Committee the authority to approve such services so long as any such approvals are disclosed to the full Audit Committee at its next scheduled meeting.

     4.   Other Responsibilities

          A. Discuss with the independent accountants their significant findings and recommendations.

          B. Review the policies and procedures in effect for considering officer's expenses and perquisites.

          C. If the Audit Committee shall determine it to be necessary, obtain advice and assistance from internal legal or other advisors, institute special investigations and, if appropriate, hire special counsel, advisors or experts to assist.

          D. Periodically discuss changes to and update the charter of the Audit Committee, receiving approval of changes from the Board of Directors.

          E. Regularly update the Board of Directors about Audit Committee activities and make appropriate recommendations.

          F. Maintain minutes or other records of meetings and activities of the Audit Committee.

          G. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          H. Prepare its report to be included in the Company's annual proxy statement, as required by the Regulations.

          I. Receive reports from the Company's attorneys of evidence of material violations of securities laws or breaches of fiduciary duty.

V.   AUTHORITY

     By adopting this Charter, the Board of Directors delegates to the Audit Committee full and exclusive authority to:

     1. Perform each of the responsibilities of the Audit Committee described above.

     2. Appoint a chair of the Audit Committee, unless a chair is designated by the Board. The chair may act on behalf of the Audit Committee on all matters.

     3. Cause the officers of the Company to provide such funding as the Audit Committee shall determine to be appropriate for payment of compensation to the Company's independent auditor and any legal counsel or other advisers engaged by the Audit Committee.

                                                                       EXHIBIT B

                               CONVERA CORPORATION

                   AMENDED AND RESTATED 2000 STOCK OPTION PLAN

                                   ----------

                         SECTION 1. PURPOSE; DEFINITIONS

     The purpose of the Convera Corporation Amended and Restated 2000 Stock Option Plan (the "Plan") is to enable Convera Corporation (the "Company") to attract, retain and reward officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's stockholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means a Parent or a Subsidiary.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

     (d) "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     (e) "Committee" means the committee of the Board consisting solely of two or more persons who are (i) "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) "outside directors" within the meaning of Section 162(m) of the Code; provided however, that clause (ii) shall apply only with respect to grants of Options intended by the Committee to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and the Regulations thereunder. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (f) "Company" means Convera Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

     (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

     (i) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted bid price, regular way, of the Stock on the NASDAQ System or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith in accordance with Section 422 of the Code.

     (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     (k) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission.

     (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (m) "Optionee" means a person to whom a Stock Option has been granted under the Plan.

     (n) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

     (o) "Parent" means any corporation, which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     (p) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

     (q) "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

     (r) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 6(b)(ii) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     (s) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

     (t) "Stock Purchase Right" means the right to purchase Stock pursuant to
Section 9.

     (u) "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     (v) "Ten-Percent Stockholder" means an eligible Plan participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

     In addition, the term "Cause" shall have the meaning set forth in Section 5(h) below.

                            SECTION 2. ADMINISTRATION

     The Plan shall be administered by the Committee. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, directors and other key employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

     (a) to select the officers, directors and other key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

     (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible officers, directors, employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates;

     (c) to determine the number of shares to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

     (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(j) or
(k), as applicable, instead of Stock;

     (f) to determine whether, to what extent and under what circumstances grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

     (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

     (h) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

     (i) to grant with the consent of the optionee, in substitution for outstanding Stock Options, replacement Stock Options, which may be at a lower exercise price, provided that, in the case of Incentive Stock Options, at an exercise price less than the Fair Market Value of the Stock at the time of replacement.

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

                    SECTION 3. STOCK SUBJECT TO PLAN, LIMITS

     (a) General. The total number of shares of Stock reserved and available for distribution under the Plan shall be 14,250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates, without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-offs, spin-outs or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     Any such adjustment in the Stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     (b) Section 162(m). Awards under this Plan are eligible for qualification as performance based compensation within the meaning of Code Section 162(m), if that is the intent at the time of grant. In the case of Stock Options and Stock Appreciation Rights, in addition to the other requirements of Section 162(m), the annual limit of shares of Stock subject to such awards shall not exceed 2 million shares to any individual. In the case of other awards of Stock or cash which are intended to qualify as performance based compensation under Section 162(m), such awards must meet the conditions in the following paragraph and such annual awards to any individual may not exceed 2 million shares in the case of awards in Stock or $3 million in the case of awards in cash.

     (c) To qualify as a performance based award (except in the case of Stock Options or Stock Appreciation Rights that otherwise qualify) the award must be subject to a performance condition (i) that is established (A) at the time an award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

                             SECTION 4. ELIGIBILITY

     Officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

                            SECTION 5. STOCK OPTIONS

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall (i) except as provided in clause (ii) of this Section 5(a), be not less than 100% of the Fair Market Value of the Stock at the time of grant and
(ii) with respect to any Incentive Stock Option granted to a Ten-Percent Stockholder, not less than 110% of the Fair Market Value of the Stock at the time of the grant. Non-Qualified Stock Options may, in the discretion of the Committee, may be granted at a price per share less than the Fair Market Value of the Stock at the time of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment, if any, in full of the purchase price, by such manner as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made in the form of check, Stock, including any cashless method approved by the Committee, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), or any other legally permissible method.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares, and if requested, has given the representation described in Section 13(a).

     (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause. For purposes of this Plan, "Cause" means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

     To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                      SECTION 6. STOCK APPRECIATION RIGHTS

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock

Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted bid price, of the Stock on the NASDAQ System during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                           SECTION 7. RESTRICTED STOCK

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock, to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Periods, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service deferral and other terms and conditions as may be specified by the Committee.

                            SECTION 8. DEFERRED STOCK

     (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

          The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

          The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provision of the award agreement and this Section 8, upon termination of a participant's employment with the Company or Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

          (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least one year prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

     (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                        SECTION 9. STOCK PURCHASE RIGHTS

     (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

          (i) at its Fair Market Value on the date of grant;

          (ii) at 50% of such Fair Market Value on such date;

          (iii) at an amount equal to Book Value on such date; or

          (iv) at an amount equal to the par value of such Stock on such date.

          The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

          The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

          Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

     (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with
Section 9(a).

                      SECTION 10. OTHER STOCK-BASED AWARDS

     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

          Subject to the provision of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

          The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

          (i) Subject to the provision of the Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this
Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (iii) Any award under this Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

          (iv) In the event of the participant's retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
Section 10.

          (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least 50% of the Fair Market Value of the Stock on the date of grant.

                      SECTION 11. AMENDMENT AND TERMINATION

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules.

                       SECTION 12. UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                         SECTION 13. GENERAL PROVISIONS

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent and to agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange

Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income and employment taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Stock upon exercise of a Stock Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Stock. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Stock issuable to him or her upon exercise of the Stock Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six
(6) months after the date the Stock Option was granted, (B) the Stock Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Stock Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Stock Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under
Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

          If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of transfer of such share or shares of Stock to the Optionee pursuant to such exercise, the Optionee shall, if required by the Committee, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                       SECTION 14. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of December 21, 2000, subject to the approval of the Plan by a majority of the holders of the Stock. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

                            SECTION 15. TERM OF PLAN

     No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

PROXY                       CONVERA CORPORATION PROXY                      PROXY

                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Convera Corporation (the "Company") hereby constitutes and appoints Patrick C. Condo and John R. Polchin and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22181 on Tuesday, July 18, 2006 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Receipt is acknowledged of the Notice of Annual Meeting of Stockholders dated May 31, 2006 and the Proxy Statement accompanying said notice.

Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be votes FOR Item I and FOR Item 2 on the reverse side.

                (Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE [X]

1. Election of the following eleven (11) nominees to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

                                Nominees:
[__] FOR ALL NOMINEES           Ronald J. Whittier     (__)
                                Herbert A. Allen       (__)
[__] WITHHOLD AUTHORITY         Herbert A. Allen III   (__)
     FOR ALL NOMINEES           Patrick C. Condo       (__)
                                Stephen D. Greenberg   (__)
[__] FOR ALL EXCEPT             Eli S. Jacobs          (__)
     (See instructions below)   Donald R. Keough       (__)
                                Ajay Menon             (__)
                                Sydney Pollack         (__)
                                Carl J. Rickertsen     (__)
                                Jeffrey White          (__)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here.(X)

2. Proposal to approve an amendment to the 2000 Stock Option Plan.

[__] FOR

[__] AGAINST

[__] ABSTAIN

3. In their discretion, to vote upon such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [__]


Signature of Stockholder                Date:
                         ------------         ----------------------------------


Signature of Stockholder                Date:
                         ------------         ----------------------------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.